Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.11

LEASE AGREEMENT

Lessor: Mu Tian Asset Management Consulting Co., Ltd.	(hereinafter referred to as “Party A”)

Lessee: Prologium Technology Co., Ltd.	(hereinafter referred to as “Party B”)

WHEREAS, Party A and Party B agreed to terminate the original Building Lease Agreement dated August 31, 2023, effective as of December 31, 2025;

WHEREAS, at the time of handover of the leased premises, the two temporary storage rooms currently used by Party B for the storage of waste materials were not included in such handover;

NOW, THEREFORE, after mutual consultation and agreement, the parties agree that Party B shall continue to lease the aforesaid two temporary storage rooms, and hereby enter into this Agreement governing the lease thereof under the following terms and conditions:

Article 1 Leased Premises

The location and leased area of the leased property are as follows: 1F., No. 4, Nanyuan Rd., Zhongli Dist., Taoyuan City 320, Taiwan (R.O.C.) (the leased area is more particularly described in Appendix 1). The foregoing premises shall hereinafter be collectively referred to as the “Leased Premises.”

Article 2 Lease Term

The lease term shall commence on January 1, 2026 and shall expire on June 30, 2033, for a total term of seven (7) years and six (6) months. If either Party intends to renew the lease upon expiration of the lease term, such Party shall notify the other Party at least six (6) months prior to the expiration date, and the Parties shall execute a separate agreement for the renewal.

Article 3 Rent and Payment Arrangements

1.	Rent: The rent shall be as follows (exclusive of Value-Added Tax):

Area	Area (Ping)	Unit Rent per Ping (NT$)	Amount (NT$) (Exclusive of VAT)
1st Floor	[***]	[***]	[***]

Total			[***]

2.	Payment Method

Upon execution of this Agreement, Party B shall deliver to Party A twelve (12) post-dated checks, each payable on the first day of each month, in the amount of NT$ [***] (exclusive of Value-Added Tax), as payment of rent. For the second year, twelve (12) post-dated checks shall be delivered by Party B to Party A on or before December 15, 2026. Party A shall provide Party B with the invoice for the relevant month’s rent on or before the twentieth (20th) day of each month.

Article 4 Security Deposit

Upon the initial execution of this Agreement, Party B shall pay to Party A a security deposit in an amount equal to two (2) months’ rent, totaling NT$[***] (exclusive of VAT). Upon expiration of the lease term, if the Parties do not renew this Agreement, or upon earlier termination of this Agreement, Party A shall refund the security deposit to Party B without interest, provided that Party B has returned the Leased Premises in accordance with this Agreement. However, if Party B has any outstanding rent obligations, or if any damage to the Leased Premises caused by Party B’s intentional acts or negligence is discovered (excluding ordinary wear and tear or depreciation), Party B shall first notify Party B of any such damage discovered. After the Parties have clarified and determined the relevant responsibilities, Party A may apply the security deposit to offset the outstanding amounts or damages. Any remaining balance of the security deposit shall be refunded by Party A to Party B promptly.

Article 5 Restrictions on the Use of the Leased Premises

1.

Party B shall use the Leased Premises solely for business activities approved by the competent industrial authority or other relevant governmental authorities. Party B shall not, without authorization, sublease, lend, assign, transfer, or otherwise permit any third party to use all or any part of the Leased Premises through any disguised arrangement. For the avoidance of doubt, the term “third party” as used herein shall not include Party B’s employees or Party B’s contractors to the extent their use is reasonably necessary for the approved business purposes authorized by the competent authorities. Party B shall not use the Leased Premises for any unlawful purpose or store any illegal or hazardous materials that may endanger public safety.

2.

If Party B elects not to renew this Agreement, Party B shall, upon expiration of the Lease Term, immediately vacate and return the Leased Premises to Party A. Except as otherwise provided by applicable law or this Agreement, Party B shall not be entitled to claim any relocation expenses or any other compensation from Party A.

3.

Unless otherwise provided in this Agreement, where modification of the existing facilities within the Leased Premises is necessary, Party B may carry out renovation or fit-out works upon obtaining Party A’s consent. Such renovation or fit-out works shall not damage the existing structural components of the building. Upon expiration of this Agreement without renewal, or upon termination of this Agreement prior to its expiration, Party B may return the Leased Premises to Party A in its renovated condition. If this Agreement expires without renewal, or if Party B voluntarily terminates this Agreement, Party B shall not be entitled to claim compensation from Party A for any renovation, fit-out, decoration, or improvement costs.

4.

Party B accepts the Leased Premises from Party A in their existing condition. Party A agrees that, within the leased area, Party B may undertake and carry out any necessary expansion works, repairs, installation of water and electrical facilities, and other necessary measures at its own discretion.

5.	During the term of this Agreement, Party A shall not terminate this Agreement for any reason. If Party A terminates this Agreement for any reason, Party A shall be liable for all resulting damages.

Article 6 Management Responsibilities

1.

Effective from January 1, 2025, Party B shall be responsible for the custody, maintenance, and upkeep of the Leased Premises. However, in the event of any damage to the Leased Premises, responsibility shall be determined on a case-by-case basis according to the specific circumstances, and the party to whom such damage is attributable shall be responsible therefor.

2.

Except in the event of force majeure, including natural disasters and other unforeseeable events, if the Leased Premises are damaged or destroyed by fire as a result of Party B’s gross negligence, Party B shall be liable for the resulting damages. Party B shall procure and maintain fire insurance naming Party A as the insured.

Article 7 Default and Remedies

1.

If Party B violates the restrictions on the use of the Leased Premises set forth herein, or if Party B is in arrears in rent payments for a period exceeding two (2) months, Party A may, after serving a demand for payment and granting a specified period for cure, terminate this Agreement if Party B fails to make payment within such period. Upon such termination, Party A shall be entitled to forfeit the Security Deposit.

2.	Either party may terminate this Agreement by written notice to the other party upon the occurrence of any of the following events:

A.

A party fails to perform any obligation under this Agreement and, after receiving written notice from the other party requiring cure within a specified period, fails to remedy such default within the prescribed period.

B.

A party uses the Leased Premises in an improper manner that endangers public safety, public health, causes pollution, or otherwise violates applicable laws or regulations, and such circumstances have been verified and confirmed by the other party.

Article 8 Miscellaneous Provisions

1.

Upon expiration of the Lease Term, Party A agrees that Party B shall have the first priority right to lease the Leased Premises. The first priority right to lease means that, prior to the expiration of the Lease Term, before Party A contacts or negotiates with any third party regarding the intention to lease or the leasing terms and conditions of all or part of the Leased Premises, Party A shall first discuss and negotiate the leasing terms and conditions with Party B. If Party A and Party B reach an agreement on the lease (including a verbal agreement even if a written lease agreement has not yet been executed), Party A shall not enter into any lease agreement with any third party. If Party A and Party B fail to reach an agreement on the lease and Party A intends to lease the Leased Premises to a third party, Party B shall have the right to lease the Leased Premises at the same rental rate and on the same rental terms offered to such third party.

2.	All taxes and levies imposed on the land of the Leased Premises (including Land Value Tax) and on the buildings of the Leased Premises (including House Tax) shall be borne by Party A.

3.

During the Lease Term, all expenses arising from Party B’s use of the Leased Premises commencing on January 1, 2025, including but not limited to water charges, electricity charges, industrial park maintenance fees, internet fees, septic waste disposal fees, waste disposal fees, and any taxes required for Party B’s business operations, shall be borne by Party B.

A.

There is only one electricity account for the Premises, and such account is registered under Party A’s name. Monthly electricity charges shall be calculated based on Party B’s actual electricity consumption, while electricity charges attributable to common areas shall be apportioned according to the respective leased areas of the Leased Premises. Party A shall issue a correct invoice to Party B each month for payment, and Party B shall make payment by the end of the month in which such invoice is received.

B.

The water supply account is registered under Party A’s name. If any portion of the leased building is leased to other tenants, Party A shall apply for the installation of separate water sub-meters, and Party B and the other tenants shall pay water charges according to their respective actual consumption. Party A shall issue a correct invoice to Party B each month for payment, and Party B shall make payment by the end of the month in which such invoice is received.

C.

The high-voltage electricity system serving the industrial park shall be subject to the annual filing requirements for electrical technicians, and the filing costs shall be borne by Party A. As the high-voltage electricity system is jointly used, Party A shall be responsible for its payment and management, and the related costs shall be shared among the existing tenants in proportion to their respective electricity demand usage. If Party B adjusts the electricity service contract due to an increase in its high-voltage electricity requirements, all related costs shall be borne by Party B.

D.	Routine maintenance and servicing costs of the air-conditioning system shall be apportioned among the existing tenants in proportion to their respective leased areas.

E.	Industrial park maintenance fees shall be apportioned according to the leased area.

F.

For the industrial park wastewater collection system, Party A shall submit the application for amendment of the wastewater connection registration, and the costs associated therewith shall be borne by Party A. Prior to approval of such amendment application, Party B may continue to use the existing wastewater connection registration that has already been obtained under Party B’s name. Thereafter, wastewater collection and treatment fees shall be shared among the existing tenants in proportion to their respective monthly water consumption.

G.

As there is currently no factory management fee system in place, Party A shall be responsible for access control management, maintenance and servicing of common facilities, and elevator maintenance and repair until such system is established. The related costs shall be apportioned to Party B according to the proportion of its leased area relative to the leased areas of the existing tenants. Matters relating to common areas shall be handled by Party A through consultation with the other tenants.

4.

During the Lease Term, if Party B wishes to terminate this Agreement, except for the special circumstances specified in this Agreement, Party B shall provide Party A with three (3) months’ prior written notice and shall pay to the other party an amount equal to two (2) months’ rent as liquidated damages. Party A shall return to Party B any post-dated checks that have not yet become due.

5.

Upon expiration of this Agreement, or upon termination or rescission of this Agreement prior to its expiration, Party B shall return the Leased Premises to Party A. Any property remaining on the Leased Premises shall, unless otherwise agreed by both parties, be deemed abandoned by Party B, and Party A may dispose of such property at its sole discretion. Party A may deduct reasonable removal and disposal costs from the Security Deposit, and Party B shall have no objection thereto.

6.

Party A agrees that all electrical and water supply facilities, partitioning, interior fit-out works, fire protection facilities, air-conditioning facilities, lighting facilities, and other improvements within the leased area may be handled by Party B at its own expense. The Leased Premises are leased in their existing condition, and Party A shall not bear any additional costs in connection therewith. Electrical facilities shall be provided up to the primary-side connection point on each floor.

7.

Upon expiration of the Lease Term, or upon termination or rescission of this Agreement prior to its expiration, Party B shall complete the relocation and cancellation of all registrations made under Party B’s name in connection with the Leased Premises. If such relocation procedures have not been completed after expiration of the Lease Term, rent shall continue to accrue and be calculated on a daily basis until completion of the relevant procedures. Upon completion thereof, Party A shall return the Security Deposit to Party B.

8.	All procedures relating to factory registration shall be handled by Party B at its own expense. Party A shall provide the documents necessary for such registration.

9.	Party B shall keep the roads surrounding the factory unobstructed at all times.

10.

All fire safety filings and declarations, and all filings relating to building fire prevention and evacuation facilities and equipment safety inspections within Party B’s leased area, shall be handled by Party B. Internal piping and utility lines shall be installed by Party B for its own use. Following consultation and mutual agreement between the parties, Party B shall cooperate with Party A’s overall planning for electricity supply, fire protection systems, and water supply systems so as to facilitate the future use of other leased areas by subsequent tenants.

11.

Party B warrants that it shall not discharge, release, or cause any pollutant to leak into the Leased Premises. Should any pollution occur, Party B shall bear all costs of remediation and shall compensate Party A for all losses arising therefrom. Wastewater treatment shall comply with all applicable environmental protection laws, regulations, and discharge standards. If the factory premises become contaminated, Party B shall be responsible for restoring the affected area to its original condition.

Article 9 Matters Subject to Compulsory Enforcement

Upon notarization of this Agreement, with respect to the Tenant’s obligations to pay rent and liquidated damages under this Agreement and to return the leased property upon expiration of the term, and the Landlord’s obligation to return the Security Deposit, if the party obligated to perform fails to perform such obligation, such party agrees to be subject to compulsory enforcement.

Article 10 Miscellaneous Provisions and Jurisdiction

1.	Any matters not provided for in this Agreement shall be governed by the applicable laws and regulations of the Republic of China (Taiwan).

2.	This Agreement is executed in three (3) originals. Party A and Party B shall each retain one (1) original copy.

3.	In the event of any litigation arising out of or in connection with this Agreement, the parties agree that the Taiwan Taoyuan District Court shall be the court of first instance having jurisdiction.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Party A (Lessor): Mu Tian Asset Management Consulting Co., Ltd.

Uniform Business Number (UBN): 25007260

Responsible Person: [***]

Address: [***]

Tel: [***]

/s/ Lin, Chi-Chu

Party B (Lessee): Prologium Technology Co., Ltd.

Uniform Business Number (UBN): 28224797

Responsible Person: Yang, Szu-Nan

Address: No. 6-1, Ziqiang 7th Rd., Zhongli Dist., Taoyuan City 320, Taiwan (R.O.C.)

Tel: 03-452-1991

/s/ Yang, Szu-Nan

Date: January 1, 2026